Exhibit 21.1

Subsidiaries of the Registrant

Entity                                         Jurisdiction of Incorporation

OAKTREE REAL ESTATE INCOME TRUST HOLDINGS LP                     DELAWARE
TRU MF GRAND AVENUE PARTNERS II LLC                             DELAWARE
TRU MF VENTURE II LLC                                    DELAWARE
SWEETWATER FEE OWNER LLC                                DELAWARE
TWO LIBERTY GRAND AVENUE PARTNERS LLC                        DELAWARE
TWO LIBERTY CENTER LLC                                    DELAWARE
TWO LIBERTY CENTER OWNER LLC                                DELAWARE
DOVER STREET GRAND AVENUE PARTNERS LLC                        DELAWARE
DOVER STREET GRAND AVENUE PARTNERS TRS LLC                        DELAWARE
GAP HOLLAND DOVER STREET INVESTORS LLC                        DELAWARE
DOVER STREET OWNER LLC                                    DELAWARE